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                        DWS RREEF Real Estate Fund II, Inc.
                (Name of Registrants as Specified in Its Charter)

                             SUSAN L. CICIORA TRUST
                          ALASKA TRUST COMPANY, TRUSTEE
                                SUSAN L. CICIORA
                                 RICHARD I. BARR
                                 JOEL W. LOONEY
                           c/o Stephen C. Miller, Esq.
                          and Joel L. Terwilliger, Esq.
                           2344 Spruce Street, Suite A
                                Boulder, CO 80302
                                  (303)442-2156
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

                             SUSAN L. CICIORA TRUST
                           c/o Stephen C. Miller, P.C.
                           2344 Spruce Street, Suite A
                             Boulder, Colorado 80302

                                 August 6, 2009

By Federal Express and U.S. Certified Mail

The Board of Directors
DWS RREEF Real Estate Fund II, Inc. (the "Fund")
c/o Deutsche Investment Management Americas
345 Park Avenue
New York, NY 10154

With a copy to:
        J. Christopher Jackson, Esq.
        Deutsche Asset Management, Inc.
        280 Park Avenue
        New York, NY 10017


To the Board of Directors:

It has been over 13 months since the Fund held its last annual meeting of the stockholders. This is in direct contravention to Maryland law, the exchange rules and the Fund's own bylaws, all of which require annual meetings of stockholders. We believe that time is of the essence as our concern with the current management misfeasance continues to grow. A recent three-part series of articles published on Seeking Alpha only heighten our concerns about the Fund's future and Board's favoritism toward the current advisers. These articles discuss "the troubles now ailing Deutsche Bank" and recount "how the independent Directors of those funds, who also govern 118 other funds at DWS, passively accepted poor performance and trading discounts that meant losses for their investors." Further, these articles point out that, "when faced with proxy challenges to their own position and authority, these same Directors responded vigorously to entrench themselves in office, by altering fund bylaws and concocting `poison pills,' despite an official policy against such acts when committed by others." Each Board member should carefully read and take to heart this well-researched and thoughtful three-part series of articles. They can be accessed at http://seekingalpha.com/author/gwailo/articles.

When the Fund adopted its antitakeover measures in April, the Board represented to stockholders that the takeover measures were to protect stockholder interests "pending stockholder consideration of proposed plans of liquidation". It has been over 78 days since stockholders defeated the liquidation proposal. The Board of Directors cannot assume - wrongfully - that it is business as usual with the Fund. The annual meeting of stockholders must be called immediately.

The Trust intends to bring to a vote the matters properly proposed to the Fund in letters sent on February 25, 2009, and July 22, 2009.

We have recently made a number of calls to general counsel to the Fund to discuss these matters without a whisper of response. Nonetheless, we invite any member of the Board to discuss how we might mutually affect a smooth and cost-efficient implementation of the proposals. Please contact the undersigned in writing at the address provided above if you have questions. Please fax a copy of any written response to my counsel, Stephen C. Miller, Esq. or Joel L. Terwilliger, Esq. at (303) 245-0420.

                                   Sincerely,

                                   The Susan L. Ciciora Trust

                                   /s/ Stewart R. Horejsi

                                   -------------------------------

                                   By: Stewart R. Horejsi, its Financial Advisor

DEUTSCHE ASSET MANAGEMENT, INC. AND BOARD OF DIRECTORS OF DWS RREEF REAL ESTATE FUND II REQUESTED BY LARGE STOCKHOLDER TO HOLD ANNUAL MEETING OF STOCKHOLDERS PROMPTLY

Boulder, Colo. - (Business Wire) - August 7, 2009 - Deutsche Asset Management, Inc. and the board of directors of DWS RREEF Real Estate Fund II, Inc. (AMEX:
SRO) were asked by the Susan L. Ciciora Trust today to conduct the annual meeting of stockholders of SRO as soon as possible. It has been 13 months since the Fund held its last annual meeting and over 11 weeks since stockholders defeated the liquidation proposal. This request is provided by the trust, which is one of the largest stockholders of SRO and comes on the heels of other stockholders' communicating to the trust their continued frustration with Deutsche Asset Management, Inc. and the board of directors' continued delay in holding the annual meeting of stockholders for their fund.

Stewart Horejsi, spokesperson for the trust, stated that, "The trust continues to receive inquiries from fellow stockholders of SRO as to why Deutsche Asset Management, Inc. and the fund's board of directors continue to delay holding our meeting of stockholders. In addition to their ongoing frustration with this needless delay, stockholders have also informed the trust that they are anxious for change and cannot understand why the fund's board of directors has not acted in the best interest of the fund's stockholders." He added, "The only action we have seen from the fund's board of directors are changes to the fund's by-laws which make it harder for stockholders to submit proposals and otherwise act on behalf of their own fund. In fact, these changes as enacted by the board of directors are contrary to the fund's own corporate governance standards on how it views other funds' corporate governance!"

Mr. Horejsi went on to say that "we have submitted various stockholder proposals to the fund, which proposals can be read at www.srqsro.com, but have been met with silence. Stockholders have already defeated the board of directors' previous attempt to liquidate the fund; why is the board continuing to ignore the stockholders for proactive, and we believe, positive change?"

The trust is a large stockholder of SRO, owning 5% of the outstanding shares. The trust has been an active and vocal investor in the Fund and, on February 25, 2009 and on subsequent occasions, sent letters to SRO and its board of directors proposing, among other things, termination of SRO's investment advisers, a new slate of directors, better corporate governance standards and other ideas to enhance stockholder value. Copies of the letters were filed with the Securities and Exchange Commission and can be viewed at the trust's website at www.srqsro.com or on the SEC's website at www.sec.gov. No meaningful response was provided by the SRO board with respect to any of these letters and, given that the board has very little incentive to manage the Fund due to its members' lack of any ownership, the trust decided that it should bring the substantial experience and skill of its affiliated registered investment advisers to the table and offer a better alternative to SRO's stockholders.

More information can be found at www.srqsro.com.

Contact:
The Susan L. Ciciora Trust
Joel L. Terwilliger
303/442-2156